Exhibit 99.1
Selected Financial Data

The following sets forth selected financial and operating data on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K.

HERSHA HOSPITALITY TRUST
SELECTED FINANCIAL DATA
(In thousands, except per share data)

Operating Data	2005	2004	2003	2002	2001

Revenue:
Percentage Lease Revenues - HHMLP (1)	$-	$1,192	$10,144	$9,846	$9,360
Hotel Operating Revenues	75,212	42,470	1,631	-	-
Total Revenue	75,212	43,662	11,775	9,846	9,360
Expenses:
Hotel Operating Expenses	46,082	26,890	1,242	-	-
Land Lease - Related Party	-	-	-	-	13
Land Lease	433	504	50	-	-
Real Estate and Personal Property Taxes and Property Insurance	4,067	2,851	1,021	748	643
General and Administrative	4,972	3,150	631	514	492
Prepayment Penalties	-	-	116	-	-
Gain on Sale of Assets	-	-	-	-	(598)
Unrecognized Loss on Derivatives	(13)	62	-	-	-
Compensation Expense related to Option Redemption	-	-	1,307	-	-
Depreciation and Amortization	9,548	5,964	3,315	2,862	3,095
Total Operating Expenses	65,089	39,421	7,682	4,124	3,645
Operating Income	10,123	4,241	4,093	5,722	5,715
Interest	359	241	86	7	32
Interest - Secured Loans Related Party	4,046	1,498	715	207	154
Intrest - Secured Loans	137	693	-	-	-
Other Revenue	520	176	8	-	-
Interest expense	(13,150)	(5,151)	(3,294)	(3,376)	(3,637)
Interest expense - Related Party	-	-	(60)	(60)	(72)
Income before income (loss) from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	2,035	1,698	1,548	2,500	2,192
Income (Loss) from Unconsolidated Joint Venture Investments	457	481	(24)	-	-
Income Before Distribution to Preferred Unitholders, Minority Interest and Discontinued Operations	2,492	2,179	1,524	2,500	2,192
Distributions to Preferred Unitholders	-	499	1,195	-	-
Income Allocated to Minority Interest	38	210	148	2,211	1,818
Income from continuing operations	2,454	1,470	181	289	374
Discontinued Operations:
Gain on Sale of Discontinued Operations	1,161	-	-	449	-
(Loss) Income from Discontinued Operations	(318)	579	604	554	460
Net income	$3,297	$2,049	$785	$1,292	$834

Preferred Distributions	1,920	-	-	-	-
Net Income applicable to Common Shareholders	$1,377	$2,049	$785	$1,292	$834
Basic Earnings from Continuing Operations applicable to Common Shareholders Per Common Share (3)	$0.03	$0.09	$0.04	$0.11	$0.17
Diluted Earnings from Continuing Operations applicable to Common Shareholders Per Common Share	$0.03	$0.09	$0.04	$0.11	$0.17
Dividends declared per Common Share	$0.72	$0.72	$0.72	$0.72	$0.72

	2005	2004	2003	2002	2001
Balance Sheet Data
Net investment in hotel properties	$317,980	$163,923	$121,076	$93,814	$88,100
Assets Held for Sale	$3,407	$18,758	$-	$-	$-
Minority interest in Partnership	$15,147	$16,779	$38,971	$20,258	$20,436
Shareholder's equity	$164,703	$119,792	$71,460	$11,378	$10,210
Total assets	$455,355	$261,021	$196,568	$101,516	$96,017
Total debt	$256,146	$97,761	$71,837	$65,341	$61,535
Debt related to Assets Held for Sale	$375	$13,058	$0	$0	$0
Other Data
Funds from Operations (3)	$13,474	$10,477	$6,533	$8,293	$7,998
Net cash provided by operating activities	$15,413	$12,148	$5,193	$8,177	$6,828
Net cash (used in) provided by investing activities	$(191,236)	$(78,378)	$(58,370)	$(345)	$5,513
Net cash provided by (used in) financing activities	$163,989	$46,137	$93,744	$(7,859)	$(12,174)
Weighted average shares outstanding
Basic	20,293,554	16,391,805	4,614,316	2,519,820	2,275,000
Diluted	20,335,181	16,391,805	4,614,316	2,519,820	2,275,000

_________________________

(1)   Represents initial fixed rent plus aggregate percentage rent paid by HHMLP to the Partnership pursuant to percentage leases, which payments are calculated by applying the rent provisions in the respective percentage leases to the historical room revenues.

(2)   Represents basic earnings per share computed in accordance with FAS No. 128.

(3)   See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations” for an explanation of FFO, why we believe Adjusted FFO is a meaningful measure of our operating performance and a reconciliation of Adjusted FFO to net income calculated in accordance with GAAP.